SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 15, 1999


                             PYR Energy Corporation
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      0-20879                  95-4580642
         --------                      -------                  ----------
 (State or other jurisdiction      (Commission File           (IRS Employer
     of incorporation)                Number)               Identification No.)



                1675 Broadway, Suite 1150, Denver, Colorado 80202
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (303) 825-3748
                                                            --------------

Item 5. Other Events.
        -------------

     Press Release. The press release of the Registrant dated January 15,1999, which is filed as an exhibit hereto, is incorporated herein by reference.


Item 7.  Financial Statements And Exhibits.
         ----------------------------------

         (c) Exhibits.


                                  Exhibit Index
                                  -------------

Exhibit
Number   Description
------   -----------

99.1     Press release dated January 15, 1999.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 18, 1999                     PYR ENERGY CORPORATION



                                            By:   /s/ Andrew P. Calerich
                                                  ------------------------------
                                                  Andrew P. Calerich
                                                  Chief Financial Officer

                                  EXHIBIT 99.1

On January 15, 1999, the Registrant issued the following press release:

              "A PYR ENERGY REPORTS FIRST QUARTER FINANCIAL RESULTS

     DENVER -- PYR Energy Corporation (EBB: PYRX) today announced that for the first fiscal quarter ended November 30, 1998 ("fiscal 1999"), the Company had a net loss of ($169,468) or ($.018) per common share compared with a net loss of ($165,511) or ($.018) per common share for the corresponding first quarter ended November 30, 1997 ("fiscal 1998"). The Company has had no revenues from the sale of oil or natural gas production. General and administrative expenses associated with the Company's efforts to pursue primarily its California exploration projects totaled $137,775 for fiscal 1999 and totaled $187,917 for fiscal 1998. During fiscal 1999, the Company incurred $29,832 in interest expense associated primarily with the Company's convertible debentures. At November 30, 1998, the Company had cash of $1,140,326, total assets of $4,245,927, current liabilities of $2,604,521 (which includes $2,500,000 of convertible debentures) and total stockholders' equity of $1,639,141. There were 9,421,470 common shares outstanding at November 30, 1998.

     As previously announced, during the quarter ended November 30, 1998, the Company issued $2,500,000 of Convertible Promissory Notes in a private placement to a limited group of investors. These Notes are convertible into the Company's convertible preferred stock, which is then convertible into the Company's common stock.

CALIFORNIA OPERATIONS UPDATE
----------------------------

     As previously reported, the Company's exploration well east of Lost Hills in California blew out and ignited on November 23, 1998. The well flow is currently being diverted into surface containment facilities consisting of separators, storage tanks and burn pits. Natural gas is being flared while liquid hydrocarbons and water are being collected in the burn pits and in above ground storage tanks for trucking to processing and disposal facilities. A relief well commenced drilling on December 18, 1998 with the intent of intersecting the original well bore for plugging. The Company owns a 10.575% working interest in this well and approximately 23,000 acres in the vicinity of this well.

     At Southeast Maricopa, the Company continues to interpret approximately 52 square miles of proprietary 3D seismic data. The Company controls a 100% working interest in approximately 23,000 gross acres here and expects to drill an exploration well in the second quarter of calendar year 1999.

     The Company is also interpreting 39 miles of 3D seismic data over its San Emidio acreage. As part of its recent private placement, the Company acquired rights to this data along with a 70% working interest in oil and gas leases covering approximately 5,400 gross acres. The Company expects to drill an exploration/exploitation well here in the second quarter of calendar 1999.

     Denver based PYR Energy applies 3-D seismic and computer-aided exploration technologies to systematically explore for and exploit onshore domestic oil and natural gas accumulations in the western United States.


                                     # # #

This release contains forward-looking statements regarding PYR Energy Corporation?s future plans and expected performance based on assumptions the Company believes to be reasonable. A number of risks and uncertainties could cause actual results to differ materially from these statements, including, without limitation, the success rate of exploration efforts and the timeliness of development activities, fluctuations in oil and gas prices, and other risk factors described from time to time in the Company's reports filed with the SEC. In addition, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control."